CLETHA A. WALSTRAND

ATTORNEY AT LAW

1322 WEST PACHUA CIRCLE

IVINS, UT  84738

OFFICE: 435-688-7317 FAX: 435-688-7318

cwalstrand@networld.com

March 7, 2007

The Board of Directors

Wren, Inc.

P. O. Box 5005, PMB 42

Rancho Santa Fe, CA  92067

Gentlemen:

We have been retained by Wren, Inc. (the “Company”), in connection with the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) relating to 2,000,000 shares of common stock, par value $0.001 per share.  You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

In connection with this engagement, we have examined the following:

1.

the articles of incorporation of the Company;

2.

the Registration Statement;

3.

the bylaws of the Company; and

4.

unanimous consents of the board of directors.

We have examined such other corporate records and documents and have made such other examinations as we deemed relevant.

Based upon the foregoing, and assuming that the common shares have been and will be issued and that Wren, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and the applicable state blue sky securities laws in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares, when sold, will be validly issued, fully paid and nonassessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion does not address or relate to any specific state blue sky securities laws. I assume no duty to communicate with Wren, Inc. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

We hereby consent to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.  We also consent to the reproduction of this legality opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Cletha A. Walstrand

Attorney at Law